PUT OPTION PURCHASE AND SALE AGREEMENT

PUT OPTION PURCHASE AND SALE AGREEMENT, dated as of October 12, 2005 (this “Agreement”), but effective as of the Commitment Date, by and among Central Vermont Public Service Corporation, a Vermont Corporation (“CVPS”), Catamount Resources Corporation, a Vermont Corporation (“CRC”) and CEC Wind Acquisition, LLC, a Delaware limited liability company (“Wind”). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Subscription Agreement and/or Stockholders’ Agreement (defined below).

WHEREAS, CRC owns one share of Class A Common Stock of Catamount Energy Corporation (the “Company”), which represents all of the Company Equity Securities as of the date of this Agreement;

WHEREAS, prior to the Initial Closing Date, the number of shares of Class A Common Stock owned by CRC will be adjusted as provided in the Subscription Agreement and the Restated Certificate (as adjusted, the “Put Shares”);

WHEREAS, CVPS, CRC, Wind and the Company entered into a Stock Subscription Agreement dated as of even date herewith (the “Subscription Agreement”) pursuant to which Wind committed to purchase shares of Common Stock;

WHEREAS, the Company, Wind, CVPS and CRC are party to a Stockholders’ Agreement, dated as of even date herewith (as amended from time to time, the “Stockholders’ Agreement”); and

WHEREAS, pursuant to Section 5.03 of the Stockholders’ Agreement, it is contemplated that the parties hereto shall enter into this Agreement contemporaneously with entering into the Subscription Agreement in order to specify the terms and conditions upon which CRC may exercise the Put Option, pursuant to which CRC shall sell all (but not less than all) of its Put Shares to Wind, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Purchase and Sale of Put Shares

Section 1.01. Purchase and Sale of Put Shares; Closing.

(a) On or after the Commitment Date but in any event prior to March 31, 2006, subject to the terms and conditions set forth herein, CRC shall have the right to elect to sell all (but not less than all) of its Put Shares to Wind (the “Put Option”) for an aggregate purchase price equal to $60,000,000 less the amount of Transaction Expenses (as defined in the Subscription Agreement) of CVPS and its Subsidiaries and Affiliates (other than the Company and its Subsidiaries and Affiliates) reimbursed or paid by the Company under Section 9.1 of the Subscription Agreement (the “Put Price”) by delivering to Wind a written notice (the date of such delivery, the “Exercise Date”), substantially in the form attached to as Annex A, of its election to exercise its rights with respect to the Put Option.

(b) The consummation of the Put Option (the “Put Closing”) shall take place at the offices of Weil, Gotshal & Manges LLP located at 767 Fifth Avenue, New York, New York 10153 (or at such other place as the parties may designate) at 10:00 a.m. (New York City time) on a date to be specified by the parties (the “Put Closing Date”), which date shall be no later than the 45th day after the satisfaction or waiver of the applicable conditions set forth in Article III (other than the conditions that by their nature are to be satisfied at the Put Closing, but subject to the satisfaction or waiver of those conditions at such time).

(c) At the Put Closing, (i) CRC shall sell to Wind, and Wind shall purchase from CRC, the Put Shares, (ii) the Put Price shall be paid by wire transfer of immediately available funds to an account specified by CRC at least two Business Days prior to such date and (iii) CRC shall deliver a certificate or certificates for the Put Shares, accompanied by duly executed transfer powers, with signatures guaranteed, and such Put Shares shall be free and clear of all liens, claims or encumbrances (other than restrictions imposed by applicable federal and state securities laws). For purposes of consummating the sale of CRC’s Put Shares pursuant to the Put, Wind may either purchase CRC’s Put Shares, or may designate a Person or group of Persons to purchase such securities (but only if such designation will not delay the Put Closing).

Section 1.02. Transfer Taxes. All Transfer Taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party on which such taxes are imposed. The party on which such taxes are imposed will file, to the extent required by applicable law, all necessary Tax Returns and other documentation with respect to all such Transfer Taxes.

ARTICLE II

Representations and Warranties

Section 2.01. Representations and Warranties of CVPS and CRC. Each of CVPS and CRC hereby represent and warrant to Wind that as of the Exercise Date:

(a) such party has all requisite power, authority and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all required action on the part of such party. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Wind) this Agreement constitutes legal, valid and binding obligations of such party, enforceable against such party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other equivalent Laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(b) No material consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of such party or such party’s Subsidiaries in connection with the execution and delivery of this Agreement, the compliance by such party with any of the provisions hereof, or the consummation of the transactions contemplated hereby.

(c) CRC has good and valid title to the Put Shares and the Put Shares are owned by CRC free and clear of any and all liens or encumbrances other than restrictions on transfer generally arising under applicable federal and state securities laws. The Put Shares constitute all of the Company Equity Securities held, either as the record holder or as the beneficial owner, by CVPS, CRC or their Permitted Transferees.

(d) None of the execution and delivery by such party of this Agreement, the consummation of the transactions contemplated hereby, or compliance by such party with any of the provisions hereof will conflict with, or result in any violation or breach of or default (with or without notice or lapse of time, or both) under any provision of (i) the certificate of incorporation, by-laws, limited liability company agreement, operating agreement, partnership agreement or comparable organizational documents of such party or any of its Subsidiaries; (ii) any material contract to which such party or any of its Subsidiaries is a party or by which any of the properties or assets of such party or any of its Subsidiaries are bound; (iii) any order or settlement agreement applicable to such party or any of its Subsidiaries or any of the properties or assets of such party or any of its Subsidiaries; or (iv) any applicable Law.

Section 2.02. Representations and Warranties of Wind. Wind represents and warrants to CVPS and CRC that as of the Exercise Date:

(a) Wind has full limited liability company power, authority and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Wind of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary limited liability company action on behalf of Wind. Assuming the due authorization, execution and delivery by the other parties hereto, this Agreement has been duly and validly executed and delivered by Wind and (assuming the due authorization, execution and delivery, as applicable, by CVPS and CRC) this Agreement constitutes the legal, valid and binding obligation of Wind, enforceable against Wind in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other equivalent Laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(b) No material consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Wind in connection with the execution and delivery of this Agreement, the compliance by Wind with any of the provisions hereof, or the consummation of the transactions contemplated hereby.

(c) None of the execution and delivery by Wind of this Agreement, the consummation of the transactions contemplated hereby, or compliance by Wind with any of the provisions hereof will conflict with, or result in any violation or breach of or default (with or without notice or lapse of time, or both) under any provision of (i) the certificate of incorporation, by-laws, limited liability company agreement, operating agreement, partnership agreement or comparable organizational documents of Wind; (ii) any material contract to which Wind is a party or by which any of the properties or assets of Wind are bound; (iii) any order or settlement agreement applicable to Wind or any properties or assets of Wind; or (iv) any applicable Law.

(d) If the Put is consummated, Wind will acquire the Put Shares hereunder for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Wind understands that the Put Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Wind is an Accredited Investor and the financial situation of Wind is such that it can afford to suffer the complete loss of its investment in the Put Shares. The knowledge and experience of Wind in financial and business matters is such that it is capable of evaluating the risk of the investment in the Put Shares. Wind is prepared to bear the economic risk of this investment for an indefinite period of time.

ARTICLE III

Conditions to Closing

Section 3.01. Closing Conditions Precedent to Obligations of Wind. The obligation of Wind to consummate the transactions contemplated by this Agreement to be consummated on the Put Closing Date is subject to the fulfillment, on or prior to the Put Closing Date, of each of the following conditions precedent (any or all of which may be waived by Wind in whole or in part):

(a) the Initial Closing under the Purchase Agreement shall have been consummated.

(b) all “Equity Capital Contributions” under the Sweetwater 3 Equity Commitment Agreement shall have been made prior to March 31, 2006 in accordance with terms of such agreement, as entered into on May 10, 2005, in all material respects, without the waiver of any conditions to the obligations of the “Equity Investors” thereunder to make such contributions; provided, that, any material amendments, modifications or supplements to the Sweetwater 3 Equity Commitment Agreement and any waivers to the conditions for the “Equity Capital Contributions” thereunder to which Wind shall have consented shall not cause the failure of this condition to be satisfied.

(c) CRC shall have obtained or made any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body required to be obtained or made by it in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, in each case in a form satisfactory to Wind.

(d) no legal proceedings shall have been instituted or threatened or claim or demand made seeking to restrain or prohibit, or to obtain substantial damages with respect to, the consummation of the transactions contemplated hereby and there shall not be in effect any preliminary or permanent injunction or other Order issued by any federal, state or foreign court of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the parties hereto shall promptly appeal any adverse determination which is not nonappealable (and pursue such appeal with reasonable diligence); provided, however, that Wind may not rely on this Section 3.01(c) if such Order was primarily due to Wind’s failure to perform any of its obligations under this Agreement.

(e) the representations and warranties of CVPS and CRC set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Put Closing Date, as though made at and as of the Put Closing Date.

Section 3.02. Closing Conditions Precedent to Obligations of CRC. The obligation of CRC to consummate the transactions contemplated by this Agreement to be consummated on the Put Closing Date is subject to the fulfillment, on or prior to the Put Closing Date, of each of the following conditions precedent (any or all of which may be waived by CRC in whole or in part):

(a) no legal proceedings shall have been instituted or threatened or claim or demand made seeking to restrain or prohibit, or to obtain substantial damages with respect to, the consummation of the transactions contemplated hereby, and there shall not be in effect any preliminary or permanent injunction or other order issued by any federal, state or foreign court of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the parties hereto shall promptly appeal any adverse determination which is not nonappealable (and pursue such appeal with reasonable diligence).

(b) the representations and warranties of Wind set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Put Closing Date, as though made at and as of the Put Closing Date.

ARTICLE IV

Miscellaneous

Section 4.01. Survival or Representations and Warranties. The representations and warranties of the parties contained in this Agreement shall survive the Put Closing through and including June 30, 2007; provided, however, that the representations and warranties (a) of CVPS and CRC in Section 2.01(a) (Authorization and Enforceability) and Section 2.01(c) (Title) shall survive the Put Closing indefinitely and (b) of Wind in Section 2.02(a) (Authorization) shall survive the Put Closing indefinitely.

Section 4.02. Indemnity. This Agreement shall be deemed a “CVPS Document” for all purposes under the Subscription Agreement. Consequently, to the extent applicable, the terms of Section 7.2(a) of the Subscription Agreement shall obligate CVPS to indemnify Wind for any Losses (as such term is defined in the Subscription Agreement) based upon, attributable to or resulting from a breach of any of the representations or warranties or of any of the covenants made by CVPS and CRC herein (it being understood that any breach of the representations and warranties made by CVPS and CRC hereunder shall be determined based on such representations being made as of the date hereof and at and as of the Put Closing Date). To the extent applicable, the terms of Section 7.2(b) of the Subscription Agreement shall obligate Wind to indemnify CVPS and CRC for any Losses (as such term is defined in the Subscription Agreement) based upon, attributable to or resulting from a breach of any of the representations or warranties or of any of the covenants made by Wind herein (it being understood that any breach of the representations and warranties made by Wind hereunder shall be determined based on such representations being made as of the date hereof and at and as of the Put Closing Date). Additionally, the provisions of Section 7.4 of the Subscription Agreement, including, without limitation, the limitations on indemnification with respect to the Deductible (as defined in the Subscription Agreement) and the Cap (as defined in the Subscription Agreement) shall not apply to any Losses arising out of a breach of the representations and warranties (a) of CVPS and CRC in Section 2.01(a) (Authorization and Enforceability) and Section 2.01(c) (Title) and (b) of Wind in Section 2.02(a) (Authorization). The provisions of Section 7.3 and Sections 7.5 through 7.9 of the Subscription Agreement shall also apply to any indemnification claims made pursuant to this Agreement.

Section 4.03. FIRPTA. CVPS shall provide to Wind a duly executed certificate of non–foreign status in the form and manner that complies with section 1445 of the Code and the Treasury Regulations promulgated thereunder.

Section 4.04. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. One or more counterparts of this Agreement may be delivered via facsimile, with the intention that they shall have the same effect as an original counterpart hereof.

Section 4.05. No Waiver; Modifications in Writing. This Agreement, the Stockholders’ Agreement, the Subscription Agreement and the other documents attached thereto set forth the entire understanding of the parties with respect to the matters described herein. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by Law.

Section 4.06. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by CVPS or CRC (by operation of law or otherwise) without the prior written consent of Wind and any attempted assignment without the required consent shall be void; provided, however, that nothing in this Agreement shall preclude, limit or restrict the transfer of this Agreement and CVPS’s rights and obligations hereunder to a successor in interest pursuant to a CVPS Transaction. Wind may assign, in whole or in part, this Agreement and any or all rights or obligations hereunder (including, without limitation, Wind’s rights to purchase the Put Shares and Wind’s rights to seek indemnification) to Diamond Castle Partners IV, L.P., Diamond Castle Partners IV-A, L.P. or any of their respective Affiliates, without the consent of CRC; provided that such Person shall (A) provide to CRC evidence reasonably satisfactory to CRC that such Person has the same or greater financial capability as Purchaser with respect to its portion of the obligations assigned hereunder, (B) assume its portion of Wind’s obligations hereunder and (C) make the representations provided in Section 2.02(d) as to such Person’s financial capability with respect to its portion of the obligations assigned. Upon any such permitted assignment, the references in this Agreement to Wind shall also apply to any such assignee unless the context otherwise requires.

Section 4.07. Severability of Provisions. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 4.08. Descriptive Headings. The insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.

Section 4.09. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

Section 4.10. Jurisdiction. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal courts located within the First and Second Circuits and any state court sitting in the City of New York, New York, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts; provided, that such court shall have subject matter jurisdiction over any such dispute, suit or action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 4.11. Notices. All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission,

If to Wind, to:

CEC Wind Acquisition, LLC

c/o Diamond Castle Holdings, LLC

280 Park Avenue

New York, NY 10017

Attention: Ari J. Benacerraf and Daniel H. Clare

Facsimile: (212) 983-1234

with a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: David M. Blittner

Facsimile: (212) 310-8007

If to CVPS or CRC, to:

Central Vermont Public Service Corporation

77 Grove Street

Rutland, VT 05701

Attention: Dale Rocheleau

Facsimile: (802) 770-3236

with a copy to (which shall not constitute notice):

LeBoeuf, Lamb, Greene & MacRae LLP

125 West 55th Street

New York, NY 10019-5289

Attention: William S. Lamb

Facsimile: (212) 649-9425

or, in each case, at such other address or fax number as such party may hereafter specify for the purpose of notices hereunder by written notice to the other parties hereto. All notices, requests and other communications shall be deemed received (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), provided, however, that if the time of receipt by the recipient thereof is after 5:00 P.M. on any Business Day, such notice shall be deemed to have been delivered on the next succeeding Business Day.

Section 4.12. Non-Recourse. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto; and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of any party hereto (including any person negotiating or executing this Agreement on behalf of a party hereto) shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

Section 4.13. Specific Enforcement. Each party hereto acknowledges and agrees that a breach of this Agreement would cause irreparable damage to the other party and that such other party will not have an adequate remedy at law. Therefore, the obligations of either party under this Agreement, including but not limited to CRC’s obligation to sell the Put Shares to Wind and the Wind’s obligations to buy the Put Shares, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By: /s/ Robert H. Young

Name: Title:	Robert H. Young President & CEO

CATAMOUNT RESOURCES CORPORATION

By: /s/ Robert H. Young

Name: Title:	Robert H. Young President & CEO

CEC WIND ACQUISITION, LLC
By:	/s/	Ari J. Benacerraf
Name:		Ari J. Benacerraf
Title:		Vice President

ANNEX A

Form of Put Notice

To:

CEC Wind Acquisition, LLC

c/o Diamond Castle Holdings, LLC

280 Park Avenue

New York, NY 10017

Attention: Ari J. Benacerraf and Daniel H. Clare

Facsimile: (212) 983-1234

Date:

Ladies and Gentlemen:

We refer to that certain Put Option Purchase and Sale Agreement, dated as of October 12, 2005 (the “Agreement”) entered into between us and you. Terms defined in the Agreement (except where otherwise defined herein) shall have the same respective meanings herein.

This notice is the notice of our decision to exercise the Put Option for the purposes of Section 1.01 of the Agreement. We hereby request that you pay the Put Price, on the Put Closing Date, to the following account:

[CRC Account Info.]

CATAMOUNT RESOURCES CORPORATION

By:

Name:

Title: